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                                                                  Exhibit 10.10

                               AMENDMENT NO. 1
                                     TO
                         THE SEIBELS BRUCE GROUP, INC.
              1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

THIS AMENDMENT (the "Amendment"), made effective as of November 11, 1999, to The Seibels Bruce Group, Inc.'s (the "Company") 1995 Stock Option Plan for Non-Employee Directors (the "Plan"), is hereinafter set forth:

                             W I T N E S S E T H:

WHEREAS, the Company established the Plan to attract, retain and compensate highly qualified individuals who are not employees of the Company for service as members of the Board of Directors; and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to eliminate the six month period in which directors may exercise options after termination of service as a director;

NOW, THEREFORE, IN ACCORDANCE WITH Section 10(a) of the Plan, the Plan is hereby amended as follows:

SECTION 1.     AMENDMENTS.

        (a) Section 6(d) of the Plan is hereby amended by replacing it in its entirety with the following:

               "(d) TERMINATION OF SERVICE. In the event of the termination of service on the Board by the holder of any option, other than for Cause as set forth in paragraph (e) hereof, each of the then outstanding options of such holder will continue to become exercisable in accordance with Section 6(c) above and shall expire on their stated expiration date."

        (b) Section 6(e) of the Plan is hereby amended by replacing it in its entirety with the following:

               "(e)   CAUSE. In the event of the termination of service on
               the Board by the holder of any option for Cause, the then outstanding options of such holder shall be cancelled immediately upon termination and any rights under the Plan shall be forfeited. Cause shall mean (i) the engaging in criminal conduct which is injurious to the Company, monetarily or otherwise, (ii) the conviction of, pleading guilty to, pleading "no contest" to, or confessing to any felony, pleading "no contest" to, or confessing to any misdemeanor which impairs the ability to perform the duties as a member of the Board, (iii) the engaging in a fraudulent act relating to the business of the Company or otherwise to the damage or prejudice of the Company or any affiliate of the Company or in conduct or activities damaging to the property, business or reputation of the Company or any affiliate of the Company, all as determined by the non-affected members of the Board, (iv) any negligent act or malfeasance which is injurious to the Company, monetarily or otherwise or (v) any other activity that is deemed in good faith by the Board to be detrimental to the Company."

SECTION 2.     CONTINUATION.

The Plan, as amended by this Amendment, shall continue in full force and effect in accordance with its terms.

SECTION 3.     APPLICATION.

The amendments contained in Section 1 of this Amendment No. 1 shall apply to all options that are issued and exercisable under the Plan as of November 11, 1999.

IN WITNESS WHEREOF, The Seibels Bruce Group, Inc. has caused this Amendment to be executed in its name and on its behalf by a corporate officer and attested, all as of the date first written above.

                                  The Seibels Bruce Group, Inc.

                                  By: /s/ R. Thomas Savage, Jr.
                                      -----------------------------------
                                  Name: R. Thomas Savage, Jr.
                                        ---------------------------------
                                  Title: President and CEO
                                        ---------------------------------